UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

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☐	Soliciting Material Under § 240.14a-12

UNIFIRST CORPORATION
(Name of Registrant as Specified In Its Charter)

ENGINE CAPITAL LP

ENGINE JET CAPITAL, L.P.

ENGINE LIFT CAPITAL, LP

ENGINE AIRFLOW CAPITAL, L.P.

ENGINE CAPITAL MANAGEMENT, LP

ENGINE CAPITAL MANAGEMENT GP, LLC

ENGINE INVESTMENTS, LLC

ENGINE INVESTMENTS II, LLC

ARNAUD AJDLER

MICHAEL A. CROATTI

MICHAEL A. CROATTI JR.

(Name of Persons(s) Filing Proxy Statement, if other than the Registrant)

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Engine Capital LP, together with the other participants named herein (collectively, “Engine”), has filed a definitive proxy statement and accompanying BLUE universal proxy card with the Securities and Exchange Commission to be used to solicit votes for the election of Engine’s slate of director nominees at the 2026 annual meeting of shareholders (the “Annual Meeting”) of UniFirst Corporation, a Massachusetts corporation (the “Company”).

Item 1: On December 10, 2025, Engine issued the following press release:

All Three Leading Independent Proxy Advisors Recommend UniFirst Shareholders Vote “FOR” Engine Capital’s New Director Candidates at 2026 Annual Meeting

ISS, Glass Lewis, and Egan-Jones Send Strong Message to Independent Directors Joseph M. Nowicki, Sergio A. Pupkin, Raymond C. Zemlin, Cecilia McKenney, and Michael Iandoli That the Status Quo Is Untenable

 Engine Encourages UniFirst Former Employees and Other Stakeholders to Share Anonymous Feedback About Their Experiences at www.SaveUniFirst.com

Engine Reiterates its Belief That COO Kelly Rooney Is Not Fit to Serve as UniFirst’s CEO and That Cynthia Croatti Bears Responsibility for the Company’s Operational and Cultural Deterioration

NEW YORK--(BUSINESS WIRE)--Engine Capital LP (together with its affiliates, “Engine” or “we”), which owns approximately 3.2% of the outstanding shares of common stock of UniFirst Corporation (NYSE: UNF) (“UniFirst” or the “Company”), today announced that independent proxy advisory firms Glass, Lewis & Co. (“Glass Lewis”) and Egan-Jones Ratings Company (“Egan-Jones”) have joined Institutional Shareholder Services Inc. (“ISS”) in recommending that UniFirst shareholders vote “FOR” the election of Engine’s director candidates, Arnaud Ajdler and Michael Croatti, on the BLUE universal proxy card at the 2026 Annual Meeting of Shareholders to be held on December 15, 2025.

Engine encourages former UniFirst employees and other stakeholders to share feedback about their experiences with the Company at www.SaveUniFirst.com, where information can be shared confidentially and anonymously.

Mr. Ajdler, Founder and Managing Partner of Engine, commented:

“All three leading independent proxy advisory firms have recommended shareholders vote against Joseph Nowicki and Steven Sintros and for Engine’s nominees. These firms also highlighted the negative influence of Cynthia, Carol, and Matt Croatti as trustees controlling UniFirst at the expense of the common shareholders.

This election contest centers on three fundamental questions:

1.	Should the Board initiate a strategic review and engage with credible buyers to maximize value for all shareholders?

2.	Should Mr. Sintros be made a scapegoat for issues that stem from long-standing governance and cultural failures caused by Cynthia Croatti?

3.	Should UniFirst continue operating under a governance structure that has repeatedly failed to protect the interests of its common shareholders?

We hope shareholders will send a resounding message to the independent directors (Joseph M. Nowicki, Sergio A. Pupkin, Raymond C. Zemlin, Cecilia McKenney, and Michael Iandoli) that the answer is not to replace Mr. Sintros with an inexperienced and unproven leader. Instead, the independent directors should finally undertake the long overdue strategic alternatives process and pursue a sale of the Company for the benefit of the employees, customers, shareholders, and the corporation itself.

We want to thank the former UniFirst employees who have reached out to us recently and provided invaluable feedback and insights into the organization. Your perspectives reinforce the findings from our initial diligence: UniFirst is suffering from a culture that prioritizes internal politics over performance, lacks meaningful operational oversight, and marginalizes employees who dare to raise concerns. Loyalty is rewarded over capability, to the detriment of the business. Against this backdrop, we remain deeply concerned that Cynthia Croatti may attempt to elevate COO Kelly Rooney to CEO despite Ms. Rooney’s complete lack of experience leading a turnaround of this scale or complexity. The notion of promoting an untested and unproven executive to lead UniFirst is emblematic of the cultural issues at the Company. As one former employee put it, ‘UniFirst has shifted from a performance-driven environment to one where deference and political alignment outweigh expertise.’ Former employees consistently pointed to Cynthia Croatti as the driving force behind this cultural deterioration and expressed disbelief that Carol and Matt Croatti continue to turn a blind eye while Cynthia Croatti dismantles – and ultimately destroys – the legacy of Aldo and Ron Croatti.”

In its report, Glass Lewis made the following points regarding the need for boardroom change:1

•	“We view the concentration of power in the Class B shares as a governance risk, as it can allow the controlling shareholders to override the will of the majority of shareholders on critical matters.”

•	“[T]he controlling family’s reluctance to engage on a sizable premium offer suggests a possible misalignment of shareholder interests, for example prioritizing family control or legacy considerations.”

•	“The underperformance relative to Cintas and the broader market, with Russell 2000 TSR since 2017 at approximately 90%, suggests that something has been lacking in UniFirst’s strategy or execution.”

•	“Engine’s push to explore a sale appears driven by a reasonable assessment that a well-capitalized buyer could pay a significant premium, a notion validated by Cintas’ recent bid.”

1 Permission to quote Glass Lewis was neither sought nor obtained.

In its report concluding that the election of Engine’s nominees is in the best interest of the Company and its shareholders, Egan-Jones noted the following:2

•	“[W]e conclude that UniFirst’s underperformance and operational shortcomings stem from an ineffective strategy from the existing leadership.”

•	“While the Croatti family’s voting power enables them to control major corporate decisions including whether to pursue strategic alternatives, they have far less financial risk than other shareholders.”

•	“This pattern of rejecting strategic alternatives without a sound standalone plan suggests poor governance and operational execution, further eroding shareholder trust and limiting the Company’s ability to maximize its potential for value creation.”

Voting Instructions

Only your latest-dated vote counts. Shareholders who have already voted for the incumbents on the Company’s white card or white voting instructions form may change their vote by voting a later-dated BLUE proxy card or BLUE voting instruction form. All of Engine’s materials are available at www.saveunifirst.com. Please call Saratoga at (888) 368-0379 or (212) 257-1311 or email info@saratogaproxy.com with questions.

About Engine Capital

Engine Capital LP is a value-oriented special situations fund that invests both actively and passively in companies undergoing change.

Contacts

For Investors:

Saratoga Proxy Consulting LLC

John Ferguson, (212) 257-1311

jferguson@saratogaproxy.com

For Media:

Longacre Square Partners

Greg Marose / Bela Kirpalani, 646-386-0091

gmarose@longacresquare.com / bkirpalani@longacresquare.com

2 Permission to quote Egan-Jones was neither sought nor obtained.

Item 2: Also, on December 10, 2025, Engine posted the following materials and updates to www.SaveUniFirst.com: